UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2011
VENTAS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10989	61-1055020

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 S. Wacker Drive, Suite 4800, Chicago, Illinois	60606

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (877) 483-6827
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On May 17, 2011, Ventas Realty, Limited Partnership (“Ventas Realty”), a wholly owned subsidiary of Ventas, Inc. (the “Company”), entered into a loan agreement (the “Loan Agreement”) with Nationwide Health Properties, Inc., a Maryland corporation (“NHP”). The Company and NHP are parties to an Agreement and Plan of Merger, dated as of February 27, 2011, under which NHP is to be merged with and into a wholly owned subsidiary of the Company (the “Merger”). Pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, at the effective time of the Merger, each outstanding share of NHP common stock will be converted into the right to receive 0.7866 shares of the Company’s common stock.
Under the Loan Agreement, Ventas Realty has agreed to make a $600 million unsecured loan (the “Loan”) to NHP. The Company expects NHP to use the proceeds from the Loan to repay amounts outstanding under its revolving credit facility, to acquire properties and for general corporate purposes. The outstanding principal amount of the Loan will bear interest at the rate of 5.0% per annum, with interest payable on a semi-annual basis, commencing November 2011.
The Loan has a stated maturity of ten years, but NHP has the right to prepay the Loan at any time, in whole or in part. Additionally, NHP has agreed to prepay the Loan on the earlier of (i) the occurrence of a change of control of NHP (other than the Merger), or (ii) October 31, 2012, if the Merger is not completed by October 31, 2011. Under certain circumstances, if the Loan is prepaid prior to the stated maturity, NHP will receive a discount equal to the difference between (i) the amount of interest actually accrued on the portion of the Loan being repaid from the date of the Loan Agreement through the date of such prepayment (exclusive of any default interest) and (ii) the amount of interest that would have accrued on such portion of the Loan during such period of time if the applicable interest rate on the Loan had been 2.5% per annum.
The Loan Agreement also contains certain covenants, including, among others, limitations on additional indebtedness and limitations on liens.
The foregoing description of the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated in this Item 1.01 by reference.
The disclosure contained in “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement” and Exhibits 4.1 and 4.2 to this Current Report on Form 8-K are incorporated in this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
On May 17, 2011, Ventas Realty and Ventas Capital Corporation (collectively, the “Issuers”), each a wholly owned subsidiary of the Company, issued and sold $700 million aggregate principal amount of their 4.750% Senior Notes due 2021 (the “Notes”) in a registered public offering pursuant to a Registration Statement on Form S-3 (File No. 333-158424) filed under the Securities Act of 1933, as amended, which Registration Statement became automatically effective on April 6, 2009. The Notes were sold pursuant to an Underwriting Agreement dated May 10, 2011 among the Issuers, the Company, and the underwriters named therein.
The Notes mature on June 1, 2021. The Notes bear interest at a rate of 4.750% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 2011. The Notes are unconditionally guaranteed on a senior unsecured basis by the Company.
The Notes are general unsecured obligations of the Issuers and the Company, ranking equal in right of payment with all of such entities’ existing and future senior unsecured indebtedness and ranking senior in right of payment to all of such entities’ existing and future subordinated indebtedness. However, the Notes are effectively subordinated to all of such entities’ secured borrowings to the extent of the assets securing those obligations. The Notes are also structurally subordinated to the indebtedness and other obligations of the Company’s subsidiaries (other than the Issuers).
The Company intends to use the net proceeds from the sale of the Notes (a) to fund the cash portion of the purchase price and the Company’s transaction costs in connection with the Company’s acquisition of substantially all of the real estate assets of Atria Senior Living Group, Inc. and certain of its affiliated entities, (b) to make the Loan to NHP and/or (c) for general corporate purposes.
The terms of the Notes, summarized herein, are governed by the Indenture dated as of September 19, 2006 (the “Base Indenture”), as amended by the Fourth Supplemental Indenture dated as of May 17, 2011 (the “Fourth Supplemental Indenture”), among the Issuers, the Company and U.S. Bank National Association, as trustee. The Base Indenture, as so amended (the “Indenture”), contains certain covenants that limit the Company’s and its subsidiaries’ ability to incur debt, incur secured debt and merge, consolidate or transfer all or substantially all of their assets, taken as a whole. The Company and its subsidiaries are also required to maintain total unencumbered assets of at least 150% of their unsecured debt.
The Issuers may redeem the Notes, in whole at any time or in part from time to time. The redemption price for Notes that are redeemed before March 1, 2021 will be equal to 100% of the principal amount thereof, together with any accrued and unpaid interest thereon to the redemption date, plus a make-whole premium. The redemption price for Notes that are redeemed on or after March 1, 2021 will be equal to 100% of the principal amount thereof, together with any accrued and unpaid interest thereon to the redemption date, and will not include a make-whole premium.
The Indenture contains certain customary events of default, including without limitation: failure to make required payments; failure to comply with certain agreements or covenants; cross-defaults to certain other indebtedness in excess of specified amounts; and certain events of bankruptcy and insolvency. An event of default under the Indenture will allow either the trustee or the holders of at least 25% in principal amount of the then outstanding Notes to accelerate, or in certain cases will automatically cause the acceleration of, the amounts due under the Notes.

U.S. Bank National Association, the trustee under the Indenture, is also the trustee under each of the indentures relating to the Issuers’ 9% Senior Notes due 2012, 3.125% Senior Notes due 2015, 6 1/2% Senior Notes due 2016, and 6 3/4% Senior Notes due 2017 and the Company’s 3 7/8% Convertible Senior Notes due 2011.
The foregoing description of the Notes and the Indenture is qualified in its entirety by reference to the Base Indenture and the Fourth Supplemental Indenture, copies of which are incorporated by reference herein or filed herewith as Exhibits 4.1 and 4.2, respectively, and incorporated in this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
Not applicable.
(b) Pro Forma Financial Information.
Not applicable.
(c) Shell Company Transactions.
Not applicable.
(d) Exhibits:

Exhibit
Number	Description
4.1
Indenture dated as of September 19, 2006 by and among Ventas, Inc., Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuer(s), the Guarantors named therein, as Guarantors, and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-3, File No. 333-133115).

4.2
Fourth Supplemental Indenture dated as of May 17, 2011 by and among Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, Ventas, Inc., as Guarantor, and U.S. Bank National Association, as Trustee.

10.1	Loan Agreement, dated May 17, 2011, by and between Ventas Realty, Limited Partnership and Nationwide Health Properties, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.
Date: May 20, 2011	By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
4.1
Indenture dated as of September 19, 2006 by and among Ventas, Inc., Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuer(s), the Guarantors named therein, as Guarantors, and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-3, File No. 333-133115).

4.2
Fourth Supplemental Indenture dated as of May 17, 2011 by and among Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, Ventas, Inc., as Guarantors, and U.S. Bank National Association, as Trustee.

10.1	Loan Agreement, dated May 17, 2011, by and between Ventas Realty, Limited Partnership and Nationwide Health Properties, Inc.